UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): May 13, 2009


                        SYNERGY RESOURCES CORPORATION
                        -----------------------------
            (Exact name of Registrant as specified in its charter)


         Colorado                          None                   20-2835920
    --------------------            ------------------       -------------------
(State or other jurisdiction       (Commission File No.)        (IRS Employer
of incorporation)                                            Identification No.)

                                20203 Highway 60
                           Platteville, Colorado 80651
                   ------------- ----------------------------
          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (970) 737-1073
                                                           --------------

                                       N/A
                   ------------------------------------ ----
          (Former name or former address if changed since last report)


Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets

     On May 13, 2009 Synergy Resources Corporation purchased 120,122 feet of casing and 34,736 feet of tubing from Petroleum Management LLC for $1,718,967. As a partial source of funding for the purchase price, Synergy borrowed $1,161,811 from an unaffiliated bank. The bank loan bears interest at the prime lending rate plus 1/2%, with a minimum interest rate of 5.5% per year. Interest is payable quarterly. Although the loan is due on May 8, 2010, if any casing or tubing is used or sold, the principal amount of loan must be reduced by the price paid for the casing or tubing used, or the price received from the sale, as the case may be.

     Petroleum Management LLC is controlled by Ed Holloway and William E. Scaff, Jr. Mr. Holloway and Mr. Scaff are officers and directors of Synergy and collectively own approximately 41% of Synergy's common stock.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  May 13, 2009.

                                 SYNERGY RESOURCES CORPORATION



                                 By:  /s/ Ed Holloway
                                      ----------------------------------
                                       Ed Holloway, President